EXHIBIT 10.1


                             PURCHASE AND SALE AGREEMENT



               THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made by and between FM PROPERTIES OPERATING CO., a Delaware general partnership (hereinafter referred to as "Seller"), and BARTON CREEK RESORT & CLUBS, INC., a Texas corporation (hereinafter referred to as "Purchaser"), and is as follows:


                                 W I T N E S S E T H



               WHEREAS, Seller is the owner of those certain resort, conference center, and country club facilities located in Travis and Burnet Counties, Texas, commonly known as "Barton Creek Country Club and Conference Resort" and "Barton Creek Lakeside," together with certain furniture, fixtures, equipment, inventory licenses, permits, cash, cash accounts, accounts receivable, tangible and intangible assets and rights related thereto and/or used in connection with the operation of such facilities, which are collectively defined in this Agreement as the "Property"; and

               WHEREAS, Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, as provided in this Agreement,

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

                                     ARTICLE  1.

                                     DEFINITIONS


               1.1. Definitions. All capitalized terms referenced or used in this Agreement and not specifically defined herein shall have the meaning set forth on Exhibit A.


                                     ARTICLE  2.

                          PURCHASE AND SALE OF THE PROPERTY


               2.1. Agreement to Purchase and Sell. In consideration of the payment by Purchaser to Seller of the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), plus an amount equal to eight percent (8%) simple interest per annum on the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) calculated from December 27, 1995 (the "Effective Date") through the Closing Date (collectively, the "Purchase Price"), Seller hereby agrees to sell the Property to Purchaser and Purchaser hereby agrees to purchase the Property from Seller upon the terms and conditions set forth herein.

                                     ARTICLE  3.

                   TITLE, SURVEY, PERMITTED EXCEPTIONS, AND REVIEW


               3.1. Title. The Title Company has issued and delivered to Purchaser a final title commitment, dated effective as of August 8, 1996, referenced as GF No. 6-19468 (the "Title Commitment"), showing Seller as the record fee title owner of the Property and the terms by which the Title Company agrees to issue to Purchaser at Closing an owner policy of title insurance (the "Title Policy") in the amount of the Purchase Price on the standard form promulgated by the State Board of Insurance of Texas, as modified pursuant to Purchaser's request, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject to the terms of such policy and the Permitted Exceptions.  Purchaser has reviewed the  Title  Commitment and  confirms  that  Purchaser's objections have  been  addressed  and  the  Permitted  Exceptions agreed to prior to the execution of this Agreement. Seller shall pay all premium and other charges and costs incident to the issuance of the Commitment and the Owner's Title Policy. Any Title Policy premium fee for deletion of the exception as to "shortages in area" shall be divided equally between the parties.

               3.2. Survey. William H. Ramsey, Registered Professional Land Surveyor 4532, with Rust Lichliter/Jameson & Associates, has prepared and delivered to Purchaser, at Seller's expense, a survey of the Real Property dated August 16, 1996, referenced as Job No. 67000.901 (the "Survey"). Purchaser has reviewed the Survey and Purchaser's objections have been addressed prior to the execution of this Agreement and confirms that the Survey in its final form is acceptable to Purchaser. Seller shall pay all costs and expenses incident to the preparation and delivery of the Survey.

               3.3. Permitted Exceptions. The term "Permitted Exceptions" as used in this Agreement shall refer to the list of encumbrances and other matters set forth on Attachment 2 to the Special Warranty Deed, of even date herewith by and between Seller and Purchaser (the "Deed").

               3.4. Review. Purchaser confirms that Purchaser has conducted, or had the opportunity to conduct, a thorough and complete due diligence review of the Property, including, without limitation, engineering, environmental, soil, and other studies and tests on the Property and, based on that review, Purchaser has determined that the Property, subject to the representations and warranties of Seller recited herein and in the Closing Documentation (defined below) executed by Seller at Closing, is acceptable to Purchaser in all respects.

                                     ARTICLE  4.

                              PAYMENT OF PURCHASE PRICE


               4.1.  Payment of Purchase Price.   The Purchase Price  shall
          be payable in cash, cashier's check, or wire transfer at Closing.

                                     ARTICLE  5.

                                       CLOSING


               5.1. Date and Location. Closing shall be held on the Execution Date of this Agreement (the "Closing Date"). Closing shall be held at the offices of the Title Company, or such other location mutually acceptable to Seller and Purchaser.

               5.2. Closing Documents. At Closing, Seller and Purchaser shall deliver or cause to be delivered to each other, as applicable, the documents and instruments listed on the Closing Checklist, a copy of which is attached hereto as Exhibit B, duly executed, all of which shall be dated on or effective as of the Closing Date and any other title curative documents, release documentation, easements, or other documents executed at Closing between the parties (collectively, the "Closing Documentation").

                                     ARTICLE  6.

                                  CLOSING STATEMENT


               6.1. Closing Statement. The settlement statement (the "Settlement Statement") has been prepared by the Title Company and executed by the parties hereto at Closing, which closing statement evidences the monetary terms of this transaction, including all closing costs.


                                     ARTICLE  7.

                          INTERIM OPERATIONS AND PRORATIONS


               7.1. Lease/Option Agreement. Purchaser and Seller acknowledge that the Property has been leased by Purchaser pursuant to the terms of that certain Lease/Option Agreement dated January 1, 1992 (the "Lease/Option Agreement"). The Lease/Option Agreement is being terminated effective on the Closing Date. Seller and Purchaser agree that Purchaser shall receive and retain and Seller herein assigns to Purchaser as its sole property (i) one hundred percent (100%) of all Gross Receipts, as defined in the Lease/Option Agreement, generated or prepaid from December 27, 1995 (the "Effective Date"), and (ii) Purchaser shall be responsible for the payment of all Expenses, as defined in the Lease/Option Agreement, arising and accrued during the period from the Effective Date to the Closing Date as if Purchaser had purchased the Property as of the Effective Date.

               7.2. Lease Payments. In addition to the Purchase Price, Purchaser agrees to pay to Seller on the Closing Date pursuant to the termination of the Lease/Option Agreement (a) the rental amount due to Seller as of the Effective Date which totals SEVEN HUNDRED FORTY-THREE THOUSAND FIVE HUNDRED SIXTY-TWO AND NO/100 DOLLARS ($743,562.00), and (b) the sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) representing twenty percent (20%) of the THREE MILLION DOLLARS ($3,000,000.00) received by Tenant for initiation fees in December 1995, which amounts collectively represent a full and final settlement of all sums due Landlord under the Lease Option Agreement (the "Lease Payments") as provided in the Lease Modification and Termination Agreement (the "Termination Agreement").

               7.3. Capital Reserve and Working Capital. Pursuant to the terms of the Termination Agreement, the balance of any Working Capital, Capital Reserve or other cash accounts or reserves, together with Seller's right, title and interest in and to any deposits posted with third parties pertaining to the Property as of the Effective Date, are hereby assigned to Purchaser and shall be Purchaser's sole property.

               7.4. Utilities. Purchaser and Seller shall cause the companies and municipalities furnishing utility services to the Real Property and the Improvements to transfer services (if applicable) to Purchaser on the morning of the Closing Date, or on a date as soon thereafter as possible, and to submit final statements for utility services for which Purchaser shall be responsible.

               7.5. Taxes. Except for the sales tax audit liability assumed by Seller pursuant to the terms and provisions of that certain Post Closing Agreement, of even date herewith, by and between Seller and Purchaser (the "Post-Closing Agreement"), all ad valorem taxes, payroll taxes, sales taxes, license taxes, liquor taxes, use taxes, and all taxes arising from and as a result of the operation of the Property that are due, or to become due, to any governmental or quasi-governmental authority, whether municipal, state, county or federal (the "Taxes") accruing prior to the Effective Date shall be paid pursuant to the terms of the Termination Agreement. Any Taxes accruing for the period after the Effective Date shall be paid by Purchaser.

                                     ARTICLE  8.

                             POSSESSION OF THE PROPERTY


               8.1. Possession of the Property. Possession of the Real Property, Improvements, and Tangible Personal Property shall be delivered by Seller to Purchaser at Closing.

                                     ARTICLE  9.

                       SELLER'S REPRESENTATIONS AND WARRANTIES


               9.1. Seller makes the following representations and warranties to Purchaser, which representations and warranties shall survive the execution and delivery of this Agreement and shall be true and correct in all material respects on the Closing
          Date:

                    9.1.1. Partnership Status. Seller is a Delaware general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business in Texas; Seller has all requisite power to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder; the execution and delivery of this Agreement by Seller and the performance of the transactions contemplated hereby have been duly authorized by all requisite partnership and general partner corporate action on behalf of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditor's rights generally or by general equitable principles; and no approval or consent of any person or entity is necessary to make this Agreement a valid and binding obligation of Seller.

                    9.1.2. Violation of Agreement. Neither the execution and delivery of this Agreement by Seller nor Seller's performance of any obligation hereunder or the consummation of the transactions contemplated hereby
               (i) will constitute a violation of Seller's partnership agreement, or other governing documents or any law, ruling, regulation or order to which Seller is subject, or (ii) shall constitute a default of any term or provision or shall cause an acceleration of the performance required under any other agreement or document (a) to which Seller is a party or is otherwise bound or (b) to which the Property or any part thereof is subject.

                    9.1.3.  Name and  Logo.   Subject to  the  license
               granted to Seller pursuant to the Mark License Agreement, all of Seller's right, title and interest, if any, in and to "Barton Creek Conference Resort and Country Club" and "Barton Creek Lakeside Country Club," and the logos used in connection with the logo of Barton Creek and in the operation of the Property as and where now conducted, shall be assigned to Purchaser at Closing and, to Seller's actual knowledge, the use of such names and logos by Seller in the operation of the Property as and where now conducted does not violate or infringe the rights of any other person or entity.

                    9.1.4. Litigation, Claims or Proceedings. Except for the (i) McFarlane suit and (ii) the Audit as defined in the Post Closing Agreement, Seller has no actual knowledge of any existing or pending actions, suits, litigation, claims, proceedings or governmental investigations with respect to any aspect of the Property or the Resort, nor, to the actual knowledge of Seller, have any such actions, suits, litigation, claims, proceedings or governmental investigations been threatened or asserted.

                    9.1.5. Access. Seller has no actual knowledge of any circumstance or condition existing which would result in the termination of the current access to the Real Property from existing roads.

                    9.1.6.  Utilities,  Waste   and  Drainage.      To
               Seller's actual knowledge, the utility services (i) are installed and connected pursuant to valid permits and are in full compliance with all governmental regulations, (ii) are adequate for the present use and operation of the Property, and (iii) no fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Improvements.

                    9.1.7. Construction Claims. Except for any work and services contracted by Tenant or its employees, agents, or contractors and work and services provided in connection with the day-to-day maintenance of the Property, to Seller's actual knowledge, no work has been performed or is in progress at the Property, and no materials have been delivered to the Property that might provide the basis for a mechanic's, materialman's or other lien against the Property or any portion thereof.

                    9.1.8. Assessments. Except for any existing ad valorem taxes against the Real Property, Seller has received no notice and has no actual knowledge of any pending improvements, liens or special assessments to be made against the Property by any governmental agency or authority.

                    9.1.9. Contracts. To Seller's actual knowledge, there are no outstanding contracts, leases, or agreements of any nature to which the Resort, Purchaser or the Property is or may become subject, except for any contracts, which are (i) currently in Purchaser's name, (ii) assumed by Purchaser or being terminated at Closing, or (iii) set forth on the Permitted Exceptions.

                    9.1.10.  Property Condition of  Improvements.   To
               Seller's actual  knowledge,  the  Property  is  not  in
               material violation of any applicable city, county, state and federal laws, ordinances, rules, regulations and requirements, including, without limitation, those pertaining to zoning, existing conditions in or about the Property, building, safety, or environmental matters promulgated by municipal, state or federal governments, and Seller has not received any notice, written or oral, claiming any violation of any of law, ordinance or regulation or requesting or requiring the performance of any repairs, alterations or other work in order to so comply.

                    9.1.11. Options. There are no options or rights of first refusal or any other right to purchase the Property or any part thereof in favor of any person or entity is currently outstanding, except for the rights granted to Purchaser recited herein and the right of first refusal on Part B of Tract II, Lot 44, to be released at Closing.

                    9.1.12. Employees. Seller acknowledges that Purchaser is acquiring only the Property and is not obligated to retain any employee and is not assuming any employment agreement, insurance or profit sharing program of any nature between Seller and its employees.

                    9.1.13. Environmental Laws. Seller has not received any written notice, nor does Seller have any actual knowledge that the Property is currently in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time-to-time, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the
               Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time-to-time, hereinafter called "RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act.

                    9.1.14.  Waste Disposal Activities.  Seller has no
               actual knowledge that the Property has been used as a garbage or refuse dump site, a landfill for waste, a waste disposal facility, a transfer station, or any other type of facility for storage, processing, treatment, or temporary or permanent disposal of waste materials, including, without limitation, solid, industrial, toxic, hazardous, radioactive, nuclear, or putrescible waste or sewage (except for normal trash and kitchen waste, and household-like waste and sanitary sewers and their contents), and there are no underground storage tanks of any kind or nature located on the Property. To Seller's actual knowledge, the Property has not been, and is not now, listed on the Environmental Protection Agency's list of violating facilities established pursuant to the Clean Water Act, the National Priorities List established pursuant to CERCLA, and there are no orders, judgments, claims, suits, actions or proceedings, including, but not limited to, governmental investigations or requests for information (except for the normal and routine proceedings and investigations that may from time-to-time occur in connection with the issuance, renewal, modification, or monitoring of ordinary environmental operating and other permits and licenses), which could have an adverse effect upon the Property.

                    9.1.15. Wildlife. Except as otherwise reflected in the Section 10(a) Permit applicable to the Property, Seller has no actual knowledge of any present situation or condition relating to the Property requiring preservation of wildlife habitat.

                    The phrase  "to Seller's  actual knowledge"  shall
               mean the actual knowledge of William H. Armstrong, III, the Vice President and Attorney-in-Fact of Seller, and John Baker, the Chief Financial Officer of Seller, and Seller shall be deemed to have knowledge of any item for which written documentation, notice, report, memorandum, or correspondence of any nature has been received from any party or governmental agency or prepared by Seller or any of its Affiliates concerning the subject matter. Purchaser acknowledges that it has been the Tenant under the Lease/Option Agreement, and, in the event Purchaser has actual knowledge prior to Closing of any defect or misrepresentation of a representation, covenant, or warranty made by Seller herein (a "Seller" Breach") and Purchaser proceeds to Closing, Purchaser waives any claim for damages, costs, or fees against Seller arising due to the Seller Breach.

                                    ARTICLE  10.

                                 SELLER'S COVENANTS


               10.1. Seller covenants and agrees to the following, which covenants and agreements shall survive Closing, shall have been fully complied with as of the Closing Date, and shall not be deemed merged in the conveyance contemplated herein:

                    10.1.1. Litigation, Claims or Proceedings. In the event a lien, claim or cause of action affecting the Property or the Resort should arise after the date hereof and prior to the Closing Date and Purchaser gives Seller written notice of same, Seller shall satisfy (or contest and or provide suitable bonding reasonably acceptable to Purchaser) any such claim prior to the Closing Date and furnish Purchaser with evidence thereof.

                    10.1.2. Permits. Seller shall cooperate fully with Purchaser as necessary to enable Purchaser, at Purchaser's cost, unless otherwise specified herein, to procure and/or to transfer and to maintain all licenses, permits or authorizations necessary for the operation of the Property.

                    10.1.3. Sales Tax Audit. Pursuant to the term of the Post-Closing Agreement, Seller agrees to indemnify and hold Purchaser harmless from any claims, demands, causes of action, attorneys' fees, and other costs, including the payment of any sales tax due arising from such audit proceedings.

                    10.1.4. Documentation. If necessary to carry out the intent of this Agreement, Seller shall execute and provide to Purchaser, on or after the Closing Date, any and all instruments, documents, conveyances, assignments and agreements which Purchaser may reasonably request.

                    10.1.5. Noninterference. If Purchaser shall keep and perform its covenants, conditions and obligations hereunder, Seller shall not interfere in any manner with Purchaser's operation, possession and ownership of the Property.

                                    ARTICLE  11.

                                     PURCHASER'S
                     COVENANTS, REPRESENTATIONS, AND WARRANTIES


                    11.1. Purchaser makes the following covenants, representations, and warranties to Seller. Each covenant, representation, and warranty shall survive the execution and delivery of this Agreement and shall be true and correct in all material respects on the Closing Date, and no covenant, representation, or warranty shall be deemed to be merged with the conveyance herein contemplated:

                    11.1.1.  Corporate  Status.      Purchaser  is   a
               corporation duly organized, validly existing and in good standing under the laws of the State of Texas, Purchaser has all requisite corporate power to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder; the execution and delivery of this Agreement by Purchaser and the performance of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditor's rights generally or by general equitable principles; and no approval or consent of any person or entity is necessary to make this Agreement a valid and binding obligation of Purchaser.

                    11.1.2. Title. Purchaser has been advised that Purchaser should have a title abstract covering the Property examined by attorneys of Purchaser's selection or that Purchaser should be furnished with a policy of title insurance covering the Property.

                    11.1.3. Violation of Agreement. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, conflict with or result in the breach of any term or provision of, or constitute a default under, Purchaser's articles of incorporation, bylaws, or any statute, order, judgment, writ, injunction, decree, license, permit, rule or regulation of any court or any governmental or regulatory body, or any agreement to which Purchaser is a party or by which it is bound.

                    11.1.4.  Documentation.  If necessary to carry out
               the intent of this Agreement, Purchaser shall execute and provide to Seller, on or after the Closing Date, any and all instruments, documents, conveyances, assignments and agreements which Purchaser may reasonably request.

                    11.1.5. Litigation. Pursuant to the terms and provisions of the Post Closing Agreement, Purchaser agrees to indemnify and hold Seller harmless from any claims, demands, causes of action, attorneys' fees, or other costs arising from the McFarlane lawsuit.

                    11.1.6. Maintenance Standards. Purchaser agrees to operate the Club at the maintenance standard set forth in that certain Membership Agreement, of even date herewith, by and between Seller and Purchaser.

                    11.1.7. Warranties. Purchaser acknowledges that Purchaser has inspected the Property or independently caused the Property to be inspected on its behalf and that, except as otherwise expressly provided herein, Purchaser has not entered into this Agreement based upon any representation, warranty, agreement, statement or expression of opinion of Seller or by any person or entity acting or allegedly acting for or on behalf of Seller as to the Property or the condition of the Property. Purchaser agrees that the Property is to be sold to and accepted by Purchaser at Closing, AS IS, WHERE IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, except for the representations, warranties and covenants expressly set forth herein and in the Closing Documentation.

                                    ARTICLE  12.

                          LIABILITIES AND INDEMNIFICATIONS


               12.1.  Liabilities.  It is  expressly agreed and  recognized that Purchaser, in acquiring the Property conveyed hereby, does not assume any responsibility or liability whatsoever for any commitments, agreements, contracts, obligations or debts made or incurred by Seller, arising from Seller's ownership of the Property prior to the Effective Date, regardless of whether fixed, accrued or contingent, except for any obligations assumed by Purchaser in the Closing Documentation, which accrues after the Effective Date. It is further expressly agreed and recognized that Seller, in disposing of the Property to be conveyed hereby, does not assume any responsibility or liability whatsoever for any commitments, obligations or debts made or incurred by Purchaser or its successors arising from the ownership of the Property subsequent to the Effective Date, regardless of whether fixed, accrued or contingent, except for the obligations assumed by Seller in the Closing Documentation.

               12.2.  Indemnification by Seller.  Except for the  liability assumed by Purchaser pursuant to the terms of the Lease/Option Agreement and the Closing Documentation, Seller shall pay, defend and hold Purchaser and the Property harmless from and against all liability of any nature whatever, regardless of the nature in which such liability may arise, from any and all claims, actions and demands, expenses, attorneys' fees, damages, losses, liabilities, suits and/or judgments, costs and expenses, including those of any employee of Seller, whether past or present, arising from (i) Seller's ownership of the Property prior to the Effective Date (but excluding liability as a result of the acts or omissions of Purchaser or any affiliate of Purchaser), (ii) any third-party relationship with Seller,
          (iii) any misrepresentation, breach of warranty and/or covenant (but excluding liability as a result of the acts or omissions of Purchaser or any affiliate of Purchaser), or nonfulfillment of any agreement on the part of Seller under this Agreement, or
          (iv) any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser under this Agreement. This Section 12.2 shall survive Closing and shall in no event be deemed to merge with the conveyance herein contemplated.

               12.3. Indemnification by Purchaser. Except for the liabilities retained by Seller pursuant to the terms of the Closing Documentation, Purchaser shall pay, defend and hold Seller harmless from and against all liability of any nature whatever, regardless of the nature in which such liability may arise, for any and all claims, actions, demands, expenses, attorneys' fees, damages, losses, liabilities, suits and/or judgments, costs and expenses, including that of any employee of Purchaser or any customer, member, invitee or licensee of Purchaser arising from (i) Purchaser's operation of the Property from the Effective Date to the Closing Date and ownership of the Property after the Closing Date, including, but not limited to, all operational contracts and membership agreements entered into by Purchaser during the term of the Lease/Option Agreement and from the Effective Date to the Closing Date (but excluding liability arising as a result of the acts or omissions of Seller or any affiliate of Seller), (ii) any third-party relationship with Purchaser, (iii) any misrepresentation, breach or warranty and/or covenant (but excluding liability arising as a result of the acts or omissions of Seller or any affiliate of Seller), or nonfulfillment of any agreement on the part of Purchaser under this Agreement, or (iv) any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller under this Agreement. This Section 12.3 shall survive Closing and shall in no event be deemed to merge with the conveyance herein contemplated.

                                    ARTICLE  13.

                        SELLER'S AND PURCHASER'S OBLIGATIONS


               13.1. Independent Partnership. Purchaser recognizes and acknowledges that Seller is an independent general partnership, duly organized chartered under the laws of the State of Delaware, and Purchaser will look solely to the partnership and the general partners of the partnership, including the Managing General Partners, who are solely responsible for the obligations and liabilities of Seller recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby. Purchaser further recognizes and acknowledges that no other entity or entities, including, but not limited to, (i) any individual, or (ii) any other corporation affiliated with Seller which may provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time to time take actions on behalf of or for the benefit of Seller by direct dealings with Purchaser or those acting for it, is in any manner liable or responsible for the obligations and liabilities of Seller, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

               13.2. Independent Corporation. Seller recognizes and acknowledges that Purchaser is an independent corporation, chartered under the laws of the State of Texas, to whom Seller will solely look and who is solely responsible for the obligations and liabilities of Purchaser recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby. Seller further recognizes and acknowledges that no other entity or entities, including, but not limited to,
          (i) Purchaser's parent corporation, Club Resorts Holding, Inc.; the partner, Club Corporation International; or its affiliate, Club Corporation of America, (ii) any individual, or (iii) any corporation affiliated with Purchaser which may provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of, and from time to time take actions on behalf of or for the benefit of Purchaser by direct dealings with Seller or those acting for it, is in any manner liable or responsible for the obligations and liabilities of Purchaser, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

                                    ARTICLE  14.

                                  DEFAULT/REMEDIES


               14.1. Event of Default. If either party shall fail in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Agreement and such failure shall continue for a period of thirty (30) days after written notice thereof from either party specifying in detail the nature of such failure, or, in the case such failure cannot with due diligence be cured within such 30-day period, if either party fails to proceed promptly and with all due diligence to cure the same and thereafter to prosecute the curing of such failure with all due diligence [it being intended that in connection with a failure not susceptible of being cured with due diligence within thirty (30) days that the time within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence, said extension not to exceed ninety (90) days], then the party shall be in default (an "Event of Default") and the nondefaulting party shall be entitled to exercise the remedies set forth in
          Section 14.2 hereof.

               14.2. Remedies. Upon the occurrence of an Event of Default by either party after Closing which is not cured within the time permitted provided in Section 14.1 hereof, the disputed matter shall be submitted to arbitration pursuant to the terms and conditions of Article 15 hereof.

                                    ARTICLE  15.

                                     ARBITRATION


               15.1.  Arbitration.   Any  controversy arising  out  of,  or
          relating to, this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The initiating party shall give written notice to the other party of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, the remedy sought, and the hearing locale requested, and shall file at any regional office of the American Arbitration Association three (3) copies of the notice and three (3) copies of this arbitration provision, together with the appropriate filing fee, as provided by the American Arbitration Association. The arbitrator shall be selected by using the listing process under the American Arbitration Association's arbitration rules. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and expenses. "Costs and expenses" shall mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses, such as copying and telephone, witness fees, and attorneys' fees.
           The consideration of the parties to  be bound by arbitration  is not only the waiver of trial by jury, but also the waiver of  any rights to appeal the arbitration finding.

                                    ARTICLE  16.

                                       NOTICES

               16.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and (i) hand delivered, including delivery by courier service, (ii) sent by facsimile, or (iii) sent by certified mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. If the notice is sent by facsimile, it must be properly addressed, reflecting the facsimile phone number of the addressee(s), and must be transmitted by a facsimile which produces a dated message confirming completion of the transmission. All notices hand delivered shall be deemed received on the date of delivery. All notices forwarded by mail meeting the requirements of (iii) above shall be deemed received on a date three (3) days (excluding Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail. Provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt. Notwithstanding the foregoing, any notice of termination given by Purchaser by certified mail and sent prior to the end of the Review Period shall be effective when mailed.

               If to Seller:         FM PROPERTIES OPERATING CO.
                                     8212 Barton Club Drive
                                     Austin, Texas 78735
                                     Attention:  Mr. William H. Armstrong, III
                                     Facsimile:  (512) 328-4275

                                     With a required copy to:

                                     FM PROPERTIES OPERATING CO.
                                     1615 Poydras Street
                                     New Orleans, Louisiana 70112
                                     Attention:  Mr. John G. Amato
                                     Facsimile:  (504) 585-3513

                                     With a second required copy to:

                                     Strasburger & Price, L.L.P.
                                     600 Congress Avenue, Suite 2600
                                     Austin, Texas 78701
                                     Attention:  Mr. Ken Jones
                                     Facsimile:  (512) 499-3660

               If to Purchaser:      BARTON CREEK RESORT & CLUBS, INC.
                                     P.O. Box 819012
                                     Dallas, Texas 75381-9012
                                     Attention:  President
                                     Facsimile:  (214) 888-7583

                                     With a required copy to:

                                     ADDISON LAW FIRM,
                                     a Professional Corporation
                                     14901 Quorum Drive, Suite 650
                                     Attention:  Mr. Randolph D. Addison
                                     Facsimile:  (214) 960-7719

               The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect for all purposes. No notice to either Purchaser or Seller shall be deemed given or received unless the entity noted "With a copy to" is simultaneously delivered notice in the same manner as any notice given to either Seller or Purchaser, as the case may be.

                                    ARTICLE  17.

                                    MISCELLANEOUS


               17.1.  Exhibits.     All   Exhibits  attached   hereto   are
          incorporated herein by this reference as if fully set forth herein.

               17.2. Waiver of Consumer Rights. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, PURCHASER HEREBY WAIVES ALL OF THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (THE TEXAS BUSINESS AND COMMERCE CODE; SECTION 17.41, ET SEQ.) SAVE AND EXCEPT THE PROVISIONS OF SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE. PURCHASER WARRANTS AND REPRESENTS TO SELLER THAT (A) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION AS TO ANY PROVISION OF THIS AGREEMENT OR AS TO ANY MATTER CONTAINED HEREIN, (B) PURCHASER IS A SOPHISTICATED ENTITY, AND (C) PURCHASER IS REPRESENTED BY LEGAL COUNSEL OF PURCHASER'S OWN CHOOSING IN SEEKING, ACQUIRING, AND PURCHASING THE PROPERTY AND IN NEGOTIATING THE TERMS OF THIS AGREEMENT. FURTHER, THE CONSIDERATION FOR THE PURCHASE OF THE PROPERTY IS IN EXCESS OF FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). THIS WAIVER IS MADE KNOWINGLY.

               17.3. Successors and Assigns; Assignment. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns whenever the context so requires or permits. Except as expressly provided herein, this Agreement and any documents executed in connection therewith shall not be assigned by Seller or Purchaser without the prior written consent of the other party, and any assignment without such prior written consent shall be null and void.

               17.4. Confidentiality; Public Announcements. Seller covenants and agrees that unless the transaction contemplated by this Agreement actually closes and Purchaser receives the Special Warranty Deed at Closing, Seller will not disclose to any person or entity any information received or discovered by Seller concerning this Agreement or the intentions of Purchaser hereunder. If Seller discloses any such information, such disclosure shall constitute an Event of Default, whereupon Purchaser shall be entitled to exercise the remedies available to Purchaser under this Agreement as well as any other remedies available to Purchaser at law or in equity for Seller's violation of this Section, without any prior notice whatsoever; Seller hereby waives notice for purposes of this Section. The provisions of this Section shall survive Closing. Neither party hereto shall make any public announcement or press release concerning this Agreement or the transactions contemplated herein except as may be mutually agreed upon by the parties in writing; provided, however, the foregoing shall not preclude either party from disclosing to any governmental or regulatory authority such information or making press releases as may be required by applicable laws or regulations.

               17.5. Survival. All statements contained in any certificate or other instrument delivered by or on behalf of either party pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party presenting such statement.
           All  covenants,  representations,  warranties,  and  agreements, including, without limitation, agreements for indemnification and post-closing adjustments, contained in this Agreement or in the documents or instruments delivered at Closing which contemplate performance by either party after Closing, shall survive Closing and shall not be deemed merged in the conveyance.

               17.6.  Construction,  Interpretation  and  Severability   of
          Agreement. This Agreement is to be performed in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in the county in which the Real Property is located. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and that legal counsel was consulted by each party before the execution of this Agreement. Except as expressly provided to the contrary herein, each section, part, term, or provision of this Agreement shall be considered severable, and if for any reason any section, part, term, or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other affect on other sections, parts, terms, or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms, or provisions shall not be deemed to be a part of this Agreement.

               17.7. No Partnership or Joint Venture; Outside Business. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of (i) principal and agent, (ii) a partnership, or (iii) a joint venture between the parties hereto; it being understood and agreed that neither any provisions contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of seller and purchaser. Nothing contained in this Agreement shall be construed to restrict or prevent in any manner any party or any party's affiliates, parent corporations, representatives, or principals from engaging in any other businesses or investments.

               17.8. Time. Time is of the essence in this Agreement and each and all of its provisions. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other obligation under this Agreement.

               17.9. Counterparts; Documentation. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. If necessary to carry out the intent of this Agreement, Purchaser and Seller agree to execute and provide to the other party on or after Closing any and all other instruments, documents, conveyances, assignments, and agreements which such other party may reasonably require.

               17.10.  Brokers.  Seller shall  indemnify and hold  harmless
          Purchaser against and from all loss, cost, damage, or expense, including attorneys' fees, incurred by Purchaser in any action based upon a claim by a broker that Seller has employed or otherwise engaged such broker in connection with the transaction contemplated by this Agreement; and Purchaser shall indemnify and hold harmless Seller against and from all loss, cost, damage, or expense, including attorneys' fees, incurred by Seller in any action based upon the claim of a broker that Purchaser has employed or otherwise engaged such broker in connection with the transaction contemplated by this Agreement. The term "broker" as used herein shall include any party who claims a commission because of the sale of the Property contemplated hereby.

               17.11.  Captions.    Captions,   titles  to  sections,   and
          paragraph headings used herein are for convenience of reference and shall not be deemed to limit or alter any provision hereof.

               17.12. Governing Document. This Agreement shall govern in the event of any inconsistency between this Agreement and any of the Exhibits attached hereto or any other document or instrument executed or delivered pursuant hereto or in connection herewith.

               17.13. Attorneys' Fees. In the event either party hereto should default under any of the provisions of this Agreement and the parties should employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or assessment on the part of the defaulting party or the defense of said allegations, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses incurred.

               EXECUTED August 21, 1996 (the "Execution Date").

          Seller:

                                             FM PROPERTIES OPERATING CO.,
                                             a Delaware general partnership


                                           By:  /s/ William H. Armstrong, III

                                                  William H. Armstrong, III,
                                                  Authorized Agent


          Purchaser:

                                             BARTON CREEK RESORT & CLUBS,
                                             INC., a Texas corporation


                                             By:  /s/ Gregg E. Pate

                                                Gregg E. Pate, Vice President





                                     EXHIBIT "A"


                                     DEFINITIONS



               All capitalized terms referenced or used in the Purchase and Sale Agreement (the "Agreement") to which this Exhibit is attached and not specifically defined therein shall have the meaning set forth below in this Exhibit A, which is attached to and made a part of the Agreement for all purposes. The section, paragraph, and exhibit references herein refer to the Sections, Paragraphs, and Exhibits in and to the Agreement.

               1.1. Affiliate. The term "Affiliate" shall mean a person that directly or indirectly controls, is controlled by, or is under common control with the person in question, and any other party who owns ten percent (10%) or more of such person. For purposes of this definition, the term "control" means the ownership of ten percent (10%) or more of the beneficial interest of the voting power of the appropriate entity.

               1.2. Capital Reserve. The term "Capital Reserve" shall mean those amounts at any given time allocated to an account for capital replacements and improvements within and to the Improvements, the Tangible Personal Property, and the Real Property, as more specifically reflected on the Financial Statements of the Property.

               1.3. Closing. The term "Closing" shall mean the time at which Seller shall deliver the Deed to Purchaser.

               1.4. Closing Date. The term "Closing Date" shall mean the date specified in Section 5.1.

               1.5. Closing Documentation.  The term "Closing
          Documentation" shall have the meaning set forth in Section 5.2.

               1.6. Club. The term "Club" shall collectively mean the portion of the Resort operated as "Barton Creek Country Club," consisting of two (2) 18-hole golf courses, the clubhouse, tennis courts and related club facilities, and the "Barton Creek Lakeside" 18-hole golf course, country club and related club facilities.

               1.7. Effective Date. The term "Effective Date" shall have the meaning set forth in Section 7.1.

               1.8. Improvements. The term "Improvements" shall mean all improvement structures, and fixtures placed, constructed, or installed on the Real Property conveyed to Purchaser pursuant to that Bill of Sale and Assignment, of even date herewith, between Seller and Purchaser (the "Bill of Sale").

               1.9. Intangible Personal Property. The term "Intangible Personal Property" shall mean all intangible personal property owned or held by Seller in connection with the Property, including, but not limited to, cash, cash accounts, security deposits, prepaid expenses, accounts receivable, membership lists, and the exclusive use of the logos, service marks, and the names "Barton Creek Country Club and Conference Resort" and "Barton Creek Lakeside," conveyed to Purchaser pursuant to the Bill of Sale and that certain Mark Assignment, of even date herewith between Seller and Purchaser.

               1.10. Lease/Option Agreement. The term "Lease/Option Agreement" shall have the meaning set forth in Section 7.1.

               1.11. Lease Payments. The term "Lease Payments" shall have the meaning set forth in Section 7.2.

               1.12. Permitted Exceptions. The term "Permitted Exceptions" shall have the meaning as set forth in Attachment 2 to the Deed.

               1.13. Personal Property. The term "Personal Property" shall mean the Intangible Personal Property and the Tangible Personal Property.

               1.14. Property. The term "Property" shall mean the Improvements, the Intangible Personal Property, the Tangible Personal Property, and the Real Property owned by Seller and to be conveyed to Purchaser pursuant to the Agreement, including the Resort and the Club.

               1.15. Real Property. The term "Real Property" shall have the same meaning as "Property" as such term is defined in the Deed.

               1.16. Resort. The term "Resort" shall be defined as the Barton Creek Conference Center and Country Club located near Austin, Texas, with one hundred fifty (150) guest rooms, conference center, three (3) 18-hole golf courses with country club, executive fitness center/spa, tennis courts and fitness facilities.

               1.17. Survey. The term "Survey" shall mean the Survey defined in Section 3.2, which has been approved by Purchaser.

               1.18. Tangible Personal Property. The term "Tangible Personal Property" shall have the same meaning as "Personal Property" as such term is defined in the Bill of Sale and Assignment, of even date herewith, by and between Seller and Purchaser.

               1.19. Title Company. The term "Title Company" shall mean Heritage Title Company of Austin, Inc., 98 San Jacinto Boulevard, Suite 400, Austin, Texas 78701, Attention: Ms. Phylis
          J. Donelson.

               1.20. Title Policy. The term "Title Policy" shall mean an TLTA policy of title insurance issued by the Title Company in the amount of the Purchase Price in the form accepted by Purchaser pursuant to Section 3.1.

               1.21. Working Capital. The term "Working Capital" shall mean the amount of working capital pursuant to generally accepted accounting principles shown on the Financial Statements concerning the Property for the Fiscal Year ending December 27, 1995.




                                      EXHIBIT B

                                 CLOSING CHECKLIST